UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2006

Date of report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices and zip code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 8, 2006, NovaStar Financial, Inc. (the “Company”) entered into a Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) for the purpose of selling shares of its common stock and preferred stock in at-the-market offerings or negotiated transactions from time to time. The Company may offer up to 5,000,000 shares of its common stock and such preferred stock as the Company may subsequently designate pursuant to the Sales Agreement. Cantor will be paid compensation equal to 2.25% of the gross proceeds from the sale of common stock and preferred stock pursuant to the terms of the Sales Agreement. The Sales Agreement has been filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

1.1 – Sales Agreement, dated September 8, 2006, between NovaStar Financial, Inc. and Cantor Fitzgerald & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	NOVASTAR FINANCIAL, INC.

	By:	/s/ Gregory S. Metz
Gregory S. Metz Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Sales Agreement, dated September 8, 2006, between NovaStar Financial, Inc. and Cantor Fitzgerald & Co.